Exhibit 99.1

2929 Seventh Street, Suite 100
Berkeley, CA 94710

Contact:
Dynavax Technologies Corporation
Jane M. Green, PhD
Vice President, Corporate Communications
Phone (510) 665-4630
Email: jgreen@dvax.com

DYNAVAX APPOINTS DEBORAH A. SMELTZER
AS CHIEF FINANCIAL OFFICER

BERKELEY, Calif. – January 5, 2005 – Dynavax Technologies (Nasdaq: DVAX) announces that Deborah A. Smeltzer has been appointed Vice President, Operations and Chief Financial Officer. Ms. Smeltzer brings to Dynavax more than 20 years of operating, business and financial management experience.

Ms. Smeltzer joins Dynavax from Applied Biosystems where she served most recently as Vice President and General Manager of the company’s genetic analysis business. Under Ms. Smeltzer’s leadership Applied Biosystems’ core business was redirected and a new business strategy was implemented. While at Applied Biosystems, Ms. Smeltzer built the growth strategy and business plan for the genomics applications products business. She previously served as Vice President, Finance for the organization and had responsibility for business development. Prior to Applied Biosystems, Ms. Smeltzer served as Chief Financial Officer and Vice President for Genset SA, a Paris-based global genomics company. Ms. Smeltzer’s professional experience also includes venture capital, investment banking, academic research and quality assurance. She holds a BS in biological sciences and a MS in medical microbiology from the University of California, Irvine, and a MBA from Stanford University Graduate School of Business.

“Deborah joins DVAX at an exciting time in the company’s growth and development, said Dino Dina, MD, President and Chief Executive Officer. “Our clinical programs are entering late stage development, our commercial strategies are taking shape, and the company is executing on its long-term business objectives. Over the last year we have added significant depth and breadth to the Dynavax management team. With her broad experience in operational management and corporate finance Deborah brings complementary skills to the group. We believe that 2005 has the potential to be a significant year of maturation and achievement for the company, as we advance our portfolio of novel therapies for treating immune system disorders.”

About Dynavax

Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative products to treat and prevent allergies, infectious diseases, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our clinical development programs are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. ISS are being developed in three initial indications: ragweed allergy immunotherapeutic, currently in a Phase 2/3 clinical trial; a Hepatitis B vaccine, currently in a Phase 2/3 clinical trial; and an asthma immunotherapeutic that has completed a Phase 2 exploratory trial.

Dynavax cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements, including without limitation all statements related to plans to advance its clinical programs in ragweed allergy, Hepatitis B and asthma, and demonstrate the potential of its ISS technology. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” ”slated,” “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Dynavax that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Dynavax’s business including, without limitation, risks relating to: the progress and timing of its anticipated Phase 3 clinical trials in ragweed allergy and Hepatitis B; difficulties or delays in developing, testing, obtaining regulatory approval of, producing and marketing its products; the scope and validity of patent protection for its products; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; its ability to maintain effective financial planning and internal controls; and other risks detailed in the “Risk Factors” section of Dynavax’s Annual Report on Form 10-K filed on March 30, 2004, and in the section titled “Additional Factors That May Affect Future Results” within Dynavax’s quarterly report on Form 10-Q filed on November 8, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Dynavax undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

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